As filed with the Securities and Exchange Commission on December 23, 2008

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

UNIVERSAL HEALTH SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	23-2077891
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Universal Corporate Center 367 South Gulph Road King of Prussia, Pennsylvania	19406
(Address of Principal Executive Offices)	(Zip Code)

SECOND AMENDED AND RESTATED 2001 EMPLOYEES’ RESTRICTED STOCK PURCHASE PLAN

(Full title of the plan)

ALAN B. MILLER

Chairman of the Board, President and Chief Executive Officer

UNIVERSAL HEALTH SERVICES, INC.

Universal Corporate Center

367 South Gulph Road

King of Prussia, Pennsylvania 19406

(Name and address of agent for service)

(610) 768-3300

(Telephone number, including area code, of agent for service)

Copies of all communications, including all communications sent to the agent for service, should be sent to:

WARREN J. NIMETZ, ESQ.

Fulbright & Jaworski L.L.P.

666 Fifth Avenue

New York, New York 10103

(212) 318-3000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Class B Common Stock, $0.01 par value per share	600,000	$33.96	$20,376,000	$800.78

(1)	Represents 600,000 shares that may be registered pursuant to the Second Amended and Restated 2001 Employees’ Restricted Stock Purchase Plan. In addition, pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement also covers any additional securities offered or issued in connection with any stock split, stock dividend or similar transaction pursuant to the anti-dilution provisions of the plan.
(2)	Estimated solely for the purpose of determining the registration fee in accordance with Rule 457(c) and (h) of the Securities Act on the basis of the average of the high and low sales prices of the registrant’s Class B Common Stock on the New York Stock Exchange on December 16, 2008.

Statement Regarding Registration of Additional Securities Pursuant to General Instruction E of Form S-8

Universal Health Services, Inc. (the “Company”) has prepared this registration statement in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), to increase by 600,000 the number of shares of Class B Common Stock registered under the Second Amended and Restated 2001 Employees’ Restricted Stock Purchase Plan.

This registration statement incorporates by reference the contents of the Company’s Form S-8 registration statement, File No. 333-119143, filed with the Securities and Exchange Commission on September 21, 2004.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

4.1	Second Amended and Restated 2001 Employees’ Restricted Stock Purchase Plan, previously filed as Exhibit 99.2 to the Company’s Current Report on Form 8-K dated May 22, 2008, is incorporated herein by reference.

5.1	Opinion of Fulbright & Jaworski L.L.P.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of KPMG LLP.

23.3	Consent of Fulbright & Jaworski L.L.P. (included in Exhibit 5.1).

24.1	Power of Attorney (included in the signature page).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of King of Prussia, State of Pennsylvania, on the 23rd day of December, 2008.

UNIVERSAL HEALTH SERVICES, INC.

By:	/s/ Alan B. Miller
Alan B. Miller
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Alan B. Miller and Steve Filton, or either of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signatures	Title	Date

/s/ Alan B. Miller Alan B. Miller	Chairman of the Board, President, Chief Executive Officer and Director (Principal Executive Officer)	December 23, 2008

/s/ Marc D. Miller Marc D. Miller	Director	December 23, 2008

/s/ Anthony Pantaleoni Anthony Pantaleoni	Director	December 23, 2008

/s/ Robert H. Hotz Robert H. Hotz	Director	December 23, 2008

/s/ John H. Herrell John H. Herrell	Director	December 23, 2008

/s/ John F. Williams, Jr., M.D. John F. Williams, Jr., M.D.	Director	December 23, 2008

/s/ Rick Santorum Rick Santorum	Director	December 23, 2008

/s/ Leatrice Ducat Leatrice Ducat	Director	December 23, 2008

/s/ Steve Filton Steve Filton	Senior Vice President, Chief Financial Officer, Chief Accounting Officer and Secretary (Principal Financial Officer and Principal Accounting Officer)	December 23, 2008

INDEX TO EXHIBITS

Exhibit No.	Description
4.1	Second Amended and Restated 2001 Employees’ Restricted Stock Purchase Plan, previously filed as Exhibit 99.2 to the Company’s Current Report on Form 8-K dated May 22, 2008, is incorporated herein by reference.

5.1	Opinion of Fulbright & Jaworski L.L.P.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of KPMG LLP.

23.3	Consent of Fulbright & Jaworski L.L.P. (included in Exhibit 5.1).

24.1	Power of Attorney (included in the signature page).